Exhibit 10.3

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR EXEMPT FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS NOTE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL.  PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS NOTE ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

GCT SEMICONDUCTOR, INC.

CONVERTIBLE PROMISSORY NOTE

$5,000,000.00	February 26, 2024 (the “Issuance Date”)

1.Principal and Interest.  GCT Semiconductor, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to the order of [***] (the “Holder”) the amount of $5,000,000.00 (the “Principal Amount”).  This Convertible Promissory Note (the “Note”) shall bear simple interest at the rate of 5.0% per annum from the date of issuance until repayment of the Note or conversion of the Note as set forth in Section 5 hereof.  Interest on this Note shall be computed on the basis of a 365 day year and actual days elapsed.

2.Maturity. The outstanding principal amount of and all accrued but unpaid interest on this Note shall be due and payable on the second anniversary of the date hereof (the “Maturity Date”).

3.Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company.  Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.  Prepayment of this Note may be made by the Company at any time with or without the consent of Holder.

4.Termination; Cancellation. The obligations of the Company pursuant to this Note shall remain in full force and effect until the unpaid principal and accrued interest shall have been indefeasibly paid in full in immediately available funds in accordance with the terms hereof or until the conversion of this Note in accordance with the terms hereof, at which time this Note shall automatically terminate without any further action required. Upon conversion or repayment of this Note as provided herein, the Holder shall surrender this Note to the Company for cancellation.

5.Conversion.

(a)Conversion upon Demand at Holder’s discretion.   While any principal amount is outstanding under this Note, the Holder may demand conversion of the principal and interest on this Note on or after the earlier of (i) the completion of the SPAC Transaction (as defined below) and (ii) the six-month anniversary of the Issuance Date.  Upon written demand by the Holder made to the Company in accordance with this Section 5(a), the outstanding principal amount of and all accrued but unpaid interest on this Note shall be converted into fully paid and non-assessable shares of the Company’s Common Stock at a conversion price equal to $10.00 per share.  A “SPAC Transaction” is a transaction or series of related transactions by merger, consolidation, share exchange or otherwise with the “special purpose acquisition company”, including Concord Acquisition Corp., III, or an affiliate or subsidiary thereof (collectively, the “SPAC”), pursuant to which the Company’s Common Stock (or similar securities of the SPAC) is listed publicly on the Nasdaq Stock Market, the New York Stock Exchange or another exchange or marketplace approved by the Board of Directors and the shares of capital stock of the Company outstanding immediately prior to such transaction continue to represent, or are converted into or exchanged for shares of common stock (or similar securities) that represent, immediately following such combination, at least a majority, by voting power, of the common stock (or similar securities) of the surviving or parent entity (such transaction or series of related transactions.

(b)Conversion upon Demand in Equity Financing.  If, prior to repayment of this Note, the Company issues and sells shares of a new series of its preferred stock to investors in a private financing or series of related private financings (a “Next Equity Financing”), then the Company shall inform the Holder of the Next Equity Financing at least fourteen (14) days prior to the targeted initial closing of the Next Equity Financing.  Upon written demand by the Holder made to the Company at least seven (7) days prior to the targeted initial closing of the Next Equity Financing, the outstanding principal amount of and all accrued but unpaid interest on the Note shall be converted into fully paid and non-assessable shares of the capital stock issued at the per share price of securities sold in the Next Equity Financing, on the same terms and conditions as the investors in the Next Equity Financing.  For subsequent closings in the Next Equity Financing, the notice provisions set forth in this Section 5(b) shall not apply; if the Holder elects to convert in the Next Equity Financing, then the Company shall convert this Note at the next closing date.

(c)Change of Control.  In the event that a Change of Control (as defined below) is consummated prior to the repayment or conversion of this Note, the Holder, in the Holder’s sole discretion, may declare that this Note shall be due and payable immediately prior to the closing of the Change of Control, and the Holder shall be entitled to receive in payment thereof an amount equal to the sum of outstanding principal amount of the Note and all accrued but unpaid interest thereon.  For the purposes of this Note, “Change of Control” shall mean, other than a SPAC Transaction, (i) a liquidation, dissolution or winding up of the Company, (ii) an acquisition of the

Company by another person or entity by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, a merger, consolidation or other corporate reorganization), other than an acquisition in which the shares of capital stock held by stockholders of the Company immediately prior to such acquisition continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately after such acquisition and by virtue of the acquisition, a majority of the total outstanding voting power of the surviving or acquiring person or entity or the parent entity thereof, or (iii) a transaction or series of related transactions to which the Company is a party (whether by merger, consolidation, stock acquisition or otherwise) in which a majority of the total outstanding voting power of the Company is transferred.  Notwithstanding the foregoing sentence, a transaction shall not constitute a Change of Control if the primary purpose is to change the jurisdiction of the Company’s incorporation, create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, or is a bona fide equity financing transaction.

(d)Conversion Procedures.  On the date of conversion of this Note, the outstanding principal amount of and all accrued but unpaid interest on this Note through the date of conversion shall be converted without any further action by the Holder and whether or not the Note is surrendered to the Company.  The Company shall not be obligated to issue certificates evidencing the shares of capital stock of the Company into which this Note may convert unless (i) this Note is delivered to the Company or the Holder notifies the Company that this Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note, and (ii) in the event of a conversion pursuant to a Next Equity Financing, the Holder has executed such documents and agreements as are required of investors generally in such financings.  The Company shall, as soon as practicable thereafter, issue and deliver certificates representing the number of shares of capital stock of the Company in accordance with the provisions hereof.

(e)No Fractional Shares.  No fractional shares of capital stock of the Company shall be issued upon conversion of this Note. In lieu of such fractional shares, the Company shall pay to the Holder in cash the amount that is not so converted.

(f)Payment of Accrued Interest.  Notwithstanding the conversion of this Note, the Company, in its discretion, may, at the time of conversion, elect to pay all or a portion of the accrued but unpaid interest on this Note in cash.

6.Representations, Warranties and Covenants.

(a) GCT represents and warrants to [***].

(b)GCT covenants and agrees with [***] that GCT shall:

(i)as soon as practicable, but in no event later than [***]; and

(ii)use best efforts to ensure that [***].

For purposes of this Section 6, the following definitions shall apply:

[***].

“GCT” means GCT SEMICONDUCTOR, INC. and GCT RESEARCH, INC., jointly and severally.

[***].

“Knowledge” means the knowledge of Chief Executive Officer or an executive officer of [***] review of related correspondence.

“Principal Amount” means the principal amount of $5,000,000.00 paid to GCT by [***] pursuant hereto.

“Project” means the development of the relevant 5G chipsets by GCT.

[***].

7.Events of Default.  If there shall be any Event of Default (as defined below), at the option and upon the declaration of the Holder and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under clauses (ii) or (iii) below), this Note shall accelerate and the entire principal amount of and all accrued but unpaid interest on this Note shall become due and payable.  The occurrence of any one or more of the following shall constitute an “Event of Default”: (i) the Company fails to pay timely any of the principal amount of or any accrued interest or other amounts due under this Note on the date the same become due and payable, and such failure to pay is not cured within thirty (30) days after the occurrence thereof; (ii) the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; (iii) an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within ninety (90) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company; (iv) any representation, warranty, certification, or other statement of fact made or deemed made by or on behalf of the Company pursuant to Section 6 of this Note, proves to have been false or misleading in any material respect on or as of the date made or deemed made; or (v) the Company fails to perform or observe any covenant, term, condition, or agreement contained in Section 6.

8.Assignment.  Subject to the restrictions on transfer described in Section 10 hereof, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.  Effective upon any such assignment, any party to whom such rights, interests and obligations were assigned by the Holder shall have all of the Holder’s rights, interests and obligations hereunder as if such party were the original Holder of this Note.

9.Amendments and Waivers.  Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and the Holder.  Any amendment or waiver so effected shall be binding upon each holder of this Note then outstanding

(including securities into which this Note has been converted), each future holder of all such securities, and the Company.

10.Transfer of this Note.

(a)This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. The balance of this Note shall be paid solely to the registered holder of this Note. Such payment in full shall constitute full discharge of the Company’s obligation to pay such amounts.

(b)Notwithstanding Section 10(a), without the prior written consent of the Company, (i) the Holder shall not transfer this Note to anyone other than an affiliate (as defined in Rule 144 under the Securities Act of 1933, as amended) of the Holder for one (1) year following the issuance of this Note to the initial Holder, and (ii) the Company shall not be obligated to process a transfer of this Note unless the minimum amount of principal proposed to be transferred is equal to or greater than $500,000, provided, however, that the restriction on transfer set forth in clause (i) shall not apply from and after a Change of Control.

11.Notices.  All notices required or permitted hereunder shall be given in writing, addressed to the respective party at the address set forth on such party’s signature page herein.

12.No Stockholder Rights.  This Note shall not confer upon the Holder any rights as a stockholder of the Company, including, without limitation, the right to vote, consent or receive notice as a stockholder in respect of actions or meetings of stockholders, or the right to receive dividends, until this Note has been converted.

13.Governing Law.  This Note shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

14.Expenses.  The Company and the Holder shall each bear its own legal costs and other expenses with respect to this Note.

15.Loss, Theft or Destruction of Note.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Company shall issue and deliver, in lieu of this Note, a new Note which shall carry the same rights to interest carried by this Note, stating that such new Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation.

16.Usury.  This Note is hereby expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Holder hereunder exceed that permissible under applicable law.  If at any time the performance of any provision of this Note involves a payment exceeding the limit that may be validly charged under applicable law, then the obligation to be performed shall be automatically reduced to such limit.

17.Confidentiality.  The Company and the Holder shall keep strictly confidential this Note (including, without limitation, the existence or subject matter of this Note) and the terms contained herein.  The Holder shall not, and shall not authorize or permit any of its affiliates, consultants, engineers, contractors, subcontractors, lenders, investors, partners, accountants, financial partners, employees, agents, directors, officers, attorneys, and surveyors (collectively, “Holder’s Representatives” to, orally or in writing publicly disclose, issue any press release or make any other public statement, or otherwise communicate with third parties, concerning the existence of this Note or any of the transactions or the terms or subject matter of any of the foregoing, without obtaining the prior written approval of the Company.  Notwithstanding the foregoing, the Company and the Holder may make disclosures of any information, without any requirement for notice to or consent from such other party: (a) as and when mandated by applicable law; (b) if the information is in the public domain, provided that the public nature of the information is not due to the breach of such party’s obligations under this Note; and (c) to the Holder’s Representatives to the extent reasonably necessary in order to facilitate the Holders purchase of the Note, in which event the Holder shall be responsible for the Holder’s Representatives maintaining the confidentiality of such information.  If the Holder or any of the Holder’s Representatives are requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process ) to disclose any information required to be kept confidential hereunder, the Holder shall, to the extent legally permissible, promptly notify the Company in writing of such request or requirement as soon as reasonably practicable so that the Company may seek an appropriate protective order or waiver in compliance with provisions of this Note and, if in the absence of a protective order or the receipt of a waiver hereunder, the Holder or any of the Holder’s Representatives are, in the judgment of the Holder’s internal or external counsel, compelled to disclose such confidential information or else stand liable for contempt or suffer other censure or significant penalty, the Holder may disclose only such of the confidential information to the party compelling disclosure as is required by law or regulation.

18.Issue Date.  The provisions of this Note shall be construed and shall be given effect in all respects as if this Note had been issued and delivered by the Company on the earlier of the date hereof or the date of issuance of any Note for which this Note is issued in replacement.

19.Titles and Subtitles.  The titles and subtitles used herein are used for convenience only and are not to be considered in construing or interpreting this Note.

20.Delays.  No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

21.Counterparts; Manner of Delivery.  This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22.Severability.  If any provision of this Note is held to be illegal or unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(Remainder of page intentionally left blank, signature page follows)

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

GCT Semiconductor, Inc.

Signed:

[***]

SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

Agreed to and accepted:

[***]

Signed:

[***]

SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE